                                                                    EXHIBIT 3.14


                                     BYLAWS

                                       OF

                          ATES-RAYNER PROPERTIES, INC.

                                                                               .
                                                                               .
                                                                               .
                                TABLE OF CONTENTS

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ARTICLE I......................................................................................................    1

         1.01  Registered Office...............................................................................    1
         1.02  Other Offices...................................................................................    1

ARTICLE II MEETINGS OF THE SHAREHOLDERS........................................................................    1

         2.01  Place of Meeting................................................................................    1
         2.02  Annual Meeting..................................................................................    1
         2.03  Special Meeting.................................................................................    1
         2.04  Notice of Annual or of Special Meeting..........................................................    1
         2.05  Business at Special Meeting.....................................................................    2
         2.06  Quorum of Shareholders..........................................................................    2
         2.07  Voting on Matters Other Than the Election of Directors..........................................    2
         2.08  Voting in the Election of Directors.............................................................    3
         2.09  Changes in the Vote Required for Certain Matters................................................    3
         2.10  Voting of Shares................................................................................    3
         2.11  Proxies.........................................................................................    3
         2.12  Voting List.....................................................................................    4
         2.13  Action by Written Consent Without a Meeting.....................................................    4
         2.14  Duration of Written Consent.....................................................................    4
         2.15  Notice of Written Consent Without a Meeting.....................................................    5

ARTICLE III BOARD OF DIRECTORS.................................................................................    5

         3.01  Powers..........................................................................................    5
         3.02  Number of Directors.............................................................................    5
         3.03  Election and Term...............................................................................    5
         3.04  Quorum of Directors.............................................................................    5
         3.05  Vacancies.......................................................................................    5
         3.06  Resignation and Removal.........................................................................    6
         3.07  Compensation of Directors.......................................................................    6
         3.08  Interested Directors............................................................................    6

ARTICLE IV MEETINGS OF THE BOARD...............................................................................    7

         4.01  First Meeting...................................................................................    7
         4.02  Regular Meetings................................................................................    7
         4.03  Special Meetings................................................................................    7
         4.04  Business at Regular or Special Meeting..........................................................    7
         4.05  Quorum of Directors.............................................................................    7
         4.06  Act of Directors' Meeting.......................................................................    7
         4.07  Action by Written Consent Without a Meeting.....................................................    7

ARTICLE V COMMITTEES...........................................................................................    8
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                                       i

                            TABLE OF CONTENTS (CONT.)
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ARTICLE VI NOTICES............................................................................................    8

         6.01  Methods of Giving Notice.......................................................................    8
         6.02  Waiver of Notice...............................................................................    9
         6.03  Attendance as Waiver...........................................................................    9

ARTICLE VII ACTION WITHOUT A MEETING BY USE OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT.......    9


ARTICLE VIII OFFICERS.........................................................................................    9

         8.01  Executive Officers.............................................................................    9
         8.02  Election and Qualification.....................................................................    9
         8.03  Other Officers and Agents......................................................................   10
         8.04  Salaries.......................................................................................   10
         8.05  Term, Removal and Vacancies....................................................................   10
         8.06  Chief Executive Officer........................................................................   10
         8.07  President......................................................................................   10
         8.08  Vice Presidents................................................................................   10
         8.09  Secretary......................................................................................   11
         8.10  Assistant Secretaries..........................................................................   11
         8.11  Treasurer......................................................................................   11
         8.12  Assistant Treasurers...........................................................................   11
         8.13  Officer's Bond.................................................................................   11

ARTICLE IX INDEMNIFICATION OF OFFICERS AND DIRECTORS..........................................................   12

         9.01  General Provision..............................................................................   12
         9.02  Determination..................................................................................   12
         9.03  Successful Officer or Director.................................................................   13
         9.04  Limitation.....................................................................................   13
         9.05  Liability......................................................................................   13
         9.06  Expenses.......................................................................................   13
         9.07  Reimbursement in Advance.......................................................................   13
         9.08  Reimbursement..................................................................................   13
         9.09  Shareholder Approval...........................................................................   14
         9.10  Insurance......................................................................................   14
         9.11  Indemnification of Others......................................................................   14

ARTICLE X CERTIFICATES FOR SHARES.............................................................................   14

         10.01  Certificates Representing Shares..............................................................   14
         10.02  Restriction on Transfer of Shares.............................................................   15
         10.03  Transfer of Shares............................................................................   16
         10.04  Lost, Stolen or Destroyed Certificates........................................................   16
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                                       ii
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                            TABLE OF CONTENTS (CONT.)
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         10.05  Registered Holders as Owners..................................................................    16
         10.06  Closing of Share Transfer Records and Fixing Record Date......................................    17
         10.07  Fixing Record Dates for Consents to Action....................................................    17

ARTICLE XI BOOKS AND RECORDS..................................................................................    18

         11.01  Minutes and Original Issuance Records.........................................................    18
         11.02  Demand for Examination........................................................................    18
         11.03  Written Request for Annual Statements.........................................................    18

ARTICLE XII GENERAL PROVISIONS................................................................................    18

         12.01  Distributions.................................................................................    18
         12.02  Reserves......................................................................................    19
         12.03  Reports.......................................................................................    19
         12.04  Checks........................................................................................    19
         12.05  Fiscal Year...................................................................................    19
         12.06  Seal..........................................................................................    19

ARTICLE XIII AMENDMENTS.......................................................................................    19

                                     BYLAWS
                                       OF
                          ATES-RAYNER PROPERTIES, INC.

                                    ARTICLE I

                                     OFFICES

         1.01 Registered Office. The registered office shall be located in the City of Ennis, County of Ellis, State of Texas.


         1.02 Other Offices. The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS

         2.01 Place of Meeting. All meetings of shareholders for the election of directors or for any other proper purpose shall be held in the City of Ennis, State of Texas, or at such other place within or without the State of Texas, as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

         2.02 Annual Meeting. An annual meeting of shareholders, commencing in the year 1997, shall be held at 11:00 a.m. on the last Tuesday of March each year, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the next full business day thereafter which is not a legal holiday. At such meeting the shareholders entitled to vote thereat shall elect by a plurality vote a Board of Directors and may transact such other business as may properly be brought before the meeting.

         2.03 Special Meeting. Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting.

         2.04 Notice of Annual or of Special Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid. However, no notice need be given to a shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         2.05 Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

         2.06 Quorum of Shareholders. Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. Unless otherwise provided in the Articles of Incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

         2.07 Voting on Matters Other Than the Election of Directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation.

         2.08 Voting in the Election of Directors. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         2.09 Changes in the Vote Required for Certain Matters. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the Articles of Incorporation may provide that the act of the shareholders on that matter shall be the affirmative vote of the holders of a specified portion, but not less than a majority, of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by law. If any provision of the Articles of Incorporation provides that the act of the shareholders on any matter shall be the affirmative vote of the holders of a specified portion of the shares entitled to vote on that matter that is greater than a majority of the shares so entitled to vote, that provision of the Articles of Incorporation may not be amended or modified, directly or indirectly, without the affirmative vote of the holders of that greater portion of the shares entitled to vote on that matter, unless otherwise provided in the Articles of Incorporation.

         2.10 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter, submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or are otherwise provided by law. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote, or unless expressly prohibited by the Articles of Incorporation to cumulate his votes.

         2.11 Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form states that the proxy is irrevocable and the proxy is coupled with an interest and unless otherwise made irrevocable by law. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

         2.12 Voting List. The officer or agent having charge of the share transfer records for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to the inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any such meeting of shareholders.

         2.13 Action by Written Consent Without a Meeting. Any action required by law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. The Articles of Incorporation may provide that any action required by law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         2.14 Duration of Written Consent. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of Article II.

         2.15 Notice of Written Consent Without a Meeting. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by law concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10A. (5) of the TBCA and that any written notice required by Article 9.10A.(5) of the TBCA has been given.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         3.01 Powers. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised and done by the shareholders.

         3.02 Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be not less than one (1) nor more than seven (7). The first Board shall consist of two (2) director(s); however, thereafter, the number of directors shall be determined in accordance with these Bylaws by resolution of the Board of Directors or of the shareholders.

         3.03 Election and Term. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as provided in Section 3.05 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his death, resignation or removal. Each member of the first Board of Directors shall hold office until the first annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation or removal. Directors need not be residents of the State of Texas or shareholders of the corporation.

         3.04 Quorum of Directors. Unless otherwise provided in the Articles of Incorporation, a majority of the number of directors shall constitute a quorum for the transaction of business unless a greater number is required by law.

         3.05 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose. A director elected to fill a newly created directorship shall hold office until the next succeeding annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation or removal.

         3.06 Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation. At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the shareholders of this corporation are entitled to cumulative voting in the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

         3.07 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         3.08 Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his relationship or interest and as to a contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                           ARTICLE IV

                              MEETINGS OF THE BOARD

         4.01 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place either within or without the State of Texas as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or the meeting may be convened at such place and time as shall be fixed by the consent in writing of all the directors.

         4.02 Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

         4.03 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least one
(1) day before the date of the meeting.

         4.04 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         4.05 Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         4.06 Act of Directors' Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or the Articles of Incorporation.

         4.07 Action by Written Consent Without a Meeting. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at such meeting.

                                    ARTICLE V

                                   COMMITTEES

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or in these Bylaws, shall have and may exercise all of the authority of, the Board of Directors, except that no such committee shall have the authority of. the Board of Directors in reference to amending the Articles of Incorporation, proposing a reduction of the stated capital of the corporation in the manner permitted by law, approving a plan of merger or share exchange of the corporation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws of the corporation, filling the vacancies in the Board of Directors or any such committee, electing or removing officers of the corporation, members of the Board of Directors or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. No such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE VI

                                     NOTICES

         6.01 Methods of Giving Notice. Whenever any notice is required to be given to and shareholders or director under the provisions of any statute, the Articles of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the share transfer records of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by telegram, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office.

         6.02 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

         6.03 Attendance as Waiver. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                       ACTION WITHOUT A MEETING BY USE OF
                              CONFERENCE TELEPHONE
                       OR SIMILAR COMMUNICATIONS EQUIPMENT

         Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                                    OFFICERS

         8.01 Executive Officers. The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors as provided in Section 8.02 of this Article.

         8.02 Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board. The Board also may appoint one of its members Chairman of the Board and may elect one or more Assistant Secretaries and Assistant Treasurers.

         8.03 Other Officers and Agents. The Board of Directors may elect or appoint such other officers, assistant officers and agents as may be necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         8.04 Salaries. The salaries of all officers and agents of the corporation shall be fixed by resolution of the Board of Directors.

         8.05 Term, Removal and Vacancies. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         8.06 Chief Executive Officer. The Board of Directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the President, shall be the chief executive officer of the corporation. The officer so designated as the chief executive officer shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. If the Chairman of the Board is not so designated, the President shall be the chief executive officer of the corporation.

         8.07 President. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the President shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         8.08 Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

         8.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         8.10 Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

         8.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers, for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

         8.12 Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

         8.13 Officer's Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IX

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         9.01 General Provision. The corporation shall indemnify any person who is or was (i) a director of the corporation, (ii) while a director of the corporation, serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise or (iii) an officer of the corporation, against reasonable expenses incurred by them in connection with the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, where the person who was, is, or is threatened to be made a named defendant or respondent in a proceeding was named because the person is or was a director or an officer of the corporation.

         9.02 Determination. The indemnification contained in Section 9.01 is conditioned upon a determination.


                  (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

                  (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

                  (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (i) or (ii) hereof, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

                  (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding that such person (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest, and in all other cases, that his conduct was at least not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         9.03 Successful Officer or Director. Notwithstanding Section 9.02, the corporation shall indemnify each director and officer against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         9.04 Limitation. A director or officer, found liable on the basis that personal benefit was improperly received by him, or found liable to the corporation may be indemnified but the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         9.05 Liability. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so found by a court of competent - jurisdiction after exhaustion of all appeals therefrom.

         9.06 Expenses. "Expenses" as used herein means court costs, attorneys' fees, judgments, penalties (including excise and similar taxes), fines, settlements and other reasonable expenditures actually incurred by the person in connection with the proceeding.

         9.07 Reimbursement in Advance. Reasonable expenses incurred by a director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after (i) the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by law and (ii) a determination is made under
Section 9.02 that the facts then known to those making the determination would not preclude indemnification under this Article IX.

         9.08 Reimbursement. The corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, at a time when such officer or director is not a named defendant or respondent in the proceeding.

         9.09 Shareholder Approval. Any indemnification of or advance of expenses to a director or officer in accordance with this Article IX shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to the shareholders of a consent to action without a meeting, and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

         9.10 Insurance. The corporation may purchase and maintain insurance or other arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in accordance with the Texas Business Corporation Act Article 2.02-1.

         9.11 Indemnification of Others. The corporation may indemnify, to the extent of the provisions set forth herein in Section 9.02 through 9.10, any person, other than an officer or director, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such employee or agent desiring indemnification shall make written application for such indemnification to the Board of Directors of the corporation. A special meeting of the Directors shall be called within ten (10) days after receipt of such application to determine if the person so applying shall be indemnified, and if so, to what extent.

                                   ARTICLE X

                             CERTIFICATES FOR SHARES

         10.01 Certificates Representing Shares. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President, and the Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. If the corporation has by its Articles of Incorporation limited or denied the preemptive rights of shareholders to acquire unissued or treasury shares of the corporation, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor, fixed as provided by law, has been fully paid.

         10.02 Restriction on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Articles of Incorporation or these Bylaws, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and
(a) that the corporation will furnish to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Texas and contains a full statement of such restriction. Unless such document was on file in the Office of the Secretary of State of Texas at the time of the request, if the corporation fails within a reasonable time to furnish the record holder of a certificate, upon such request and without charge, a copy of the specified document, the corporation shall not be permitted thereafter to enforce its rights under the restriction imposed on the shares represented by such certificate. Any restriction on the transfer, or registration of transfer, of shares of the corporation, if reasonable and noted conspicuously on the certificates representing such shares, shall be specifically enforceable against the holder of the restricted shares or any successor or transferee of the holder. Unless noted conspicuously on the certificates representing such shares, a restriction, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the restriction at the time of the transfer or against any subsequent transferee (whether or not for value), but such a restriction shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the restriction.

         10.03 Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         10.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         10.05 Registered Holders as Owners. Unless otherwise provided by law, the corporation may regard the person in whose name any shares issued by the corporation are registered in the share transfer records of the corporation at any particular time (including, without limitation, as of a record date fixed pursuant to section 10.06) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares. Neither the corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

         10.06 Closing of Share Transfer Records and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of -shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 10.06, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         10.07 Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or the Principal Executive Officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

                                   ARTICLE XI

                                BOOKS AND RECORDS

         11.01 Minutes and Original Issuance Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors, and each committee of its Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

         11.02 Demand for Examination. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom.

         11.03 Written Request for Annual Statements. Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its annual statements for its last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published. The corporation shall be allowed a reasonable time to prepare such annual statements.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.01 Distributions. The Board of Directors from time to time may authorize, and the corporation make distributions in cash, in property, or in its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the authorization or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation. Such distributions may be declared at any regular or special meeting of the Board, and the authorization and payment shall be subject to all applicable provisions of law, the Articles of Incorporation and these Bylaws.

         12.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         12.03 Reports. The Board of Directors shall, when requested by the holders of at least a majority of the outstanding shares entitled to vote, prepare and send to the shareholders a report, not more often than quarterly, of the amount of business and the financial condition of the corporation.

         12.04 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

         12.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         12.06 Seal. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE XIII

                                   AMENDMENTS

         The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or changes by action of the shareholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted at any regular or special meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of shareholders. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with the law or the Articles of Incorporation.